Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements No. 333-179728 on Form S-3 and Registration Nos. 333-61335, 333-01667, 333-75235, 333-37390, 333-85830, 333-85828, 333-85826, 333-85824, 333-85822, 333-85818, 333-85820, 333-108046, 333-120293, 333-145459, 333-154522, 333-154523, 333-159336, 333-129011 and 333-164230 on Form S-8 of International Paper Company, of our report dated February 27, 2012, with respect to the consolidated financial statements of Temple Inland, Inc. which appear in this Amendment No. 1 to the Current Report on Form 8-K/A of International Paper Company.

/s/ Ernst & Young LLP

Austin TX

March 27, 2012